EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2018 appearing in the Annual Report on Form 11-K of Marsh & McLennan Companies 401(k) Savings & Investment Plan for the year ended December 31, 2017 and our report dated June 29, 2018, appearing in the Annual Report on Form 11-K of Marsh & McLennan Agency 401(k) Savings & Investment Plan for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

New York, NY
February 21, 2019